Inland Real Estate Corporation
814 Commerce Drive, Suite 300
Oak Brook, IL 60523
(877) 206-5656
NEWS RELEASE

Inland Real Estate Corporation Stockholders Approve Acquisition by
Funds Managed by DRA Advisors LLC

OAK BROOK, IL (March 23, 2016) - Inland Real Estate Corporation (NYSE: IRC) (“the Company” or “IRC”) announced that its common stockholders approved at a special meeting held today, the merger between the Company and Midwest Retail Acquisition Corp., an indirect wholly owned subsidiary of DRA Growth and Income Fund VIII, LLC and DRA Growth and Income Fund VIII (A) (the “Merger”), and other transactions contemplated by the Agreement and Plan of Merger, dated as of December 14, 2015 (the “Merger Agreement”).

Now that stockholder approval has been obtained, subject to the satisfaction or waiver of the remaining customary closing conditions set forth in the Merger Agreement, the Merger is currently anticipated to close on or about March 29, 2016, at which time each share of the Company’s common stock will be converted into the right to receive $10.60 in cash, without interest and less applicable withholding taxes. Shortly after the completion of the Merger, IRC stockholders of record will receive a letter of transmittal and instructions on how to submit their certificates representing the Company’s common stock in exchange for the merger consideration. Each stockholder should wait to receive such documents before attempting to transmit any certificates.

The Merger Agreement also requires the post-Merger surviving company to exercise its special optional redemption right with respect to all of the Company’s issued and outstanding 8.125% Series A Cumulative Redeemable Preferred Stock and 6.95% Series B Cumulative Redeemable Preferred Stock within 15 days after the closing of the Merger.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) focused on owning and operating open-air neighborhood, community, and power shopping centers located in well-established markets primarily in the Central and Southeastern United States. As of December 31, 2015, the Company owned interests in 132 fee simple investment properties, including 36 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com.

About DRA Advisors LLC
DRA Advisors LLC (DRA) is a registered SEC investment advisor with $7.0 billion of assets under management, headquartered in New York with offices in San Francisco and Miami. DRA has been in existence for 30 years with investors that include public and corporate pension funds, endowments, foundations and financial institutions. As of December 31, 2015, DRA has invested in properties valued in excess of $23.7 billion. Additional information on DRA Advisors LLC is available at www.draadvisors.com.

Forward Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as “seek,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee of $30 million plus expenses; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or any of the transactions contemplated by the Merger Agreement; the failure to satisfy the conditions to completion of the transactions contemplated by the Merger Agreement, including the failure of the Parent Parties to consummate their necessary financing arrangements; risks that the Merger disrupts current plans and operations of the Company and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local, national and global economic, credit and capital market conditions on the economy in general, and other risks and uncertainties; including but not limited to the risks listed and described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations/Media Contacts:

Inland Real Estate Corporation Contact:
Dawn Benchelt
Assistant Vice President, Director of Investor Relations
ir@inlandrealestate.com
(888) 331-4732

For DRA Advisors LLC:
Paul McEvoy or Adam Breen
pmcevoy@draadvisors.com
abreen@draadvisors.com
(212) 697-4740

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